Exhibit 99.1

Intercontinental Exchange Elects Shantella Cooper and

Mark Mulhern to the ICE Board of Directors

ATLANTA and NEW YORK -- December 7, 2020 -- Intercontinental Exchange, Inc. (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of mortgage technology, data and listings services, announced today that its Board of Directors has elected Shantella (Shan) Cooper and Mark Mulhern as new Directors, effective December 4, 2020.

“On behalf of the Board, we are pleased to welcome Shan and Mark, both of whom are respected and strong leaders in their respective fields,” said Jeffrey C. Sprecher, ICE’s Founder, Chairman and Chief Executive Officer. “Shan and Mark will bring valuable insights and expertise critical to guiding long-term strategy and maintaining good governance, including extensive advisory expertise and an appreciation of our entrepreneurial culture. Shan’s leadership in developing businesses and transforming communities, and Mark’s deep background in finance and real estate are important additions as ICE continues to grow.”

Shan Cooper brings more than 25 years of experience in business operations and transformation, community affairs and economic development. She currently serves as the Executive Director of the Atlanta Committee for Progress, a coalition of CEOs that focuses on major issues facing the City of Atlanta. She previously held senior positions at WestRock Company and Lockheed Martin Aeronautics Company.

Mark Mulhern brings more than 30 years of financial leadership experience and has served, since 2014, as Executive Vice President and Chief Financial Officer of Highwoods Properties, Inc. a publicly traded real estate investment trust. Earlier in his career, he held senior leadership roles at Exco Resources and Progress Energy, Inc. and spent eight years at Price Waterhouse, now known as PwC. Mr. Mulhern also serves on the Board of Directors of Ellie Mae, Inc., an ICE subsidiary.

“It is clear that ICE’s mission of driving transformation, increasing transparency and focusing on customer needs remains central to the work it does,” said Ms. Cooper. “I look forward to working with Jeff, the ICE management team and my colleagues on the Board of Directors as we continue to focus on solving complex, global problems.”

Mr. Mulhern added, “I look forward to working with the Board and the leadership team at ICE to continue building on the Company’s two decades of growth. ICE’s ability to innovate and bring both efficiency and transparency to the networks they operate continues to revolutionize the way business is done.”

The elections of Ms. Cooper and Mr. Mulhern increase the ICE Board of Directors to 14 members, including five women and nine men.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company and provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. We operate regulated marketplaces, including the New York Stock Exchange, for the listing, trading and clearing of a broad array of derivatives contracts and financial securities across major asset classes. Our comprehensive data services offering supports the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. As a leading technology provider for the U.S. residential mortgage industry, ICE Mortgage Technology provides the technology and infrastructure to transform and digitize U.S. residential mortgages, from application and loan origination through to final settlement.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020.

SOURCE: Intercontinental Exchange

ICE-CORP

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